EXHIBIT 32.01

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 1350

     Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code as created by Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Portola Packaging, Inc. (the “Company”), that, to his knowledge:

(i)	the Quarterly Report on Form 10-Q of the Company for the period ended February 28, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the report. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 19, 2005	/s/ Jack L. Watts

Jack L. Watts
Chief Executive Officer, Chairman of
the Board and a Director

Date: April 19, 2005	/s/ Michael T. Morefield

Michael T. Morefield
Senior Vice President and
Chief Financial Officer

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